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                                                                    EXHIBIT 99.1


                                                           [ALLERGAN LOGO]
                                                           2525 Dupont Drive
                                                           Irvine, CA 92612-1599
                                                           (714) 246-4500
News Release                                               www.allergan.com


For Immediate Release


        ALLERGAN, INC. ANNOUNCES PLAN TO SPIN-OFF OPTICAL MEDICAL DEVICE
               BUSINESSES IN A TAX-FREE DIVIDEND TO STOCKHOLDERS

(IRVINE, California, January 22, 2002) - Allergan, Inc. (NYSE: AGN) today announced that its board of directors has approved the separation of its pharmaceutical and optical medical device businesses into two independent companies by spinning off the ophthalmic surgical and contact lens care businesses - the "optical medical device business" - to its stockholders by means of a tax-free dividend. The spin-off is expected to occur at mid-year 2002. After the spin-off, Allergan will be a "pure play" specialty pharmaceutical company with businesses in ophthalmic pharmaceuticals, dermatological pharmaceuticals and neuromuscular/neurotoxin pharmaceuticals.

The new entity, to be called Advanced Medical Optics, Inc. (AMO), will be established as an independent, publicly traded company. The spin-off of AMO will be effected through a pro rata distribution to Allergan's stockholders of shares of a newly formed holding company. AMO intends to apply for a listing with the New York Stock Exchange.

The transaction, which is intended to be tax-free to Allergan's stockholders, is subject to a number of conditions, including the receipt of a favorable ruling from the Internal Revenue Service, the receipt of required regulatory approvals, market conditions and final approvals by the Allergan Board of Directors. Allergan contemplates that AMO will raise approximately $275 million in debt financing at or around the time of the spin-off that will be utilized to repay certain intercompany and Allergan third party debt.

Allergan's board of directors will establish record and payment dates for the spin-off of AMO shortly before the completion of the transaction. Allergan's current dividend will not be affected by the transaction.

"This is the most invigorating event in the history of Allergan since Allergan itself was successfully spun out of Smith Kline in 1989," said David E.I. Pyott, Chairman, Chief Executive Officer and President of Allergan, Inc. "The respective management teams of


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Allergan and AMO passionately believe that the two companies, as industry leaders in their respective fields of specialty pharmaceuticals and optical medical devices, will stimulate innovation and growth in their own industries.

"For Allergan, this transaction fulfills our strategic vision to become a `pure play' specialty pharmaceutical company. We are, and will remain, unique in the specialty pharmaceutical industry. We possess internal R&D capabilities ranging from drug discovery, medicinal chemistry, formulation, through clinical development, with R&D activities on three continents. We also stand out by virtue of our worldwide selling and marketing reach. The year 2001 was the best in the history of Allergan for regulatory approvals of new products," added Pyott. "Based on accelerating pharmaceutical revenues, and second half 2001 year-over-year growth in excess of 20% in constant currency, we have concluded that Allergan is now ready to become a `pure play' pharmaceutical company. Benefiting from even tighter management focus on pharmaceuticals, Allergan is poised to move up its aspirations of long-term revenue growth to the mid-to-upper teens range and its earnings per share growth rates to 22% to 25%," Pyott continued.

Pyott added, "Over the last 2 years it has become increasingly apparent that the pharmaceutical and medical device businesses are fundamentally different, and are diverging, in terms of market growth rates, gross margin leverage, R&D intensity, technological know-how, regulatory processes and product life cycles. With a complete separation of the pharmaceutical and surgical and contact lens care salesforces worldwide since 1998, it also became more and more obvious that limited synergies in the office of the eye care practitioner are no longer sufficient reason for these businesses to operate within one enterprise."

In the future, the AMO businesses will not have to compete for financial resources with the high growth, high gross margin pharmaceutical operations of Allergan. Furthermore, AMO's management team will not be limited by the strategic constraints of Allergan as a company focused on specialty pharmaceuticals, and will enjoy new freedom to pursue strategic alliances, collaborations and expansion opportunities in its core businesses. AMO should also be in a better position to make greater investments in new technologies and in sales and marketing.

Pyott continued, "Allergan remains absolutely committed to eye care pharmaceuticals and is straight on course to capture the number one position in the world in ophthalmic pharmaceuticals. However, the new Allergan will be much more than ophthalmology alone. Building on the enormous potential of Botox(R), with our undisputed world market leadership and neurotoxin technology, and our Tazorac(R) brand, we wish to build strong world-class franchises in neurology, dermatology and possibly other specialty areas."

The investment community has, over the course of the last few years, frequently


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questioned the presence of the contact lens care and surgical businesses in the
Allergan portfolio of businesses and urged concentration on specialty pharmaceuticals. The Company has consistently responded that the management and board of Allergan periodically conducts extensive operating and financial reviews of the Company's business structure and strategic choices would be made that were in the best interests of long-term value creation at the right time. Based on the Company's extensive analysis, it is now convinced that the separation of the two businesses and the spin-off of AMO will provide superior returns for both companies as a result of new, tighter strategic focus.

Following the transaction, Allergan will employ approximately 5,200 individuals and will maintain primary manufacturing facilities in Waco, Texas; Westport, Ireland; and Guarulhos, Brazil. The Company's current R&D centers in the U.S., Japan, and Europe and plans for their expansion will be virtually unaffected by the transaction.

Allergan's sales for 2000 and 2001, as adjusted for the impact of extracting the medical device businesses from the revenue calculation, approximated $990 million and $1,140 million, respectively. Given the high organic growth rates of Allergan's specialty pharmaceuticals businesses, it is currently anticipated that the Company's sales should return to pre-spin levels in approximately two years.

AMO, as an independent company, will be a highly viable enterprise as the world's second largest ophthalmic surgical company, in the markets in which it competes, and the world's second largest contact lens care company. AMO is currently the world's fastest growing company in the sale of foldable intraocular lenses for cataracts. AMO possesses well-known products and brands, such as Complete(R), Oxysept(R), Consept One(R), Array(R), Sensar(R) and Sovereign(R), superb technology, and experienced entrepreneurial management.

The Orange County, California-based AMO will employ approximately 2,100 worldwide and will continue to maintain a global business presence with direct sales operations in over 20 countries and sales through distributors in over 60 countries across six continents. AMO is in a position to further leverage its global selling infrastructure by entering into collaborations with third parties. Examples of existing collaborations include: Surgical Instrument Systems, for the Amadeus(TM) microkeratome, and Ophtec, for phakic intraocular lenses. AMO will assume the operations of existing Allergan manufacturing facilities in Anasco, Puerto Rico and Hangzhou, China. The research and development function related to the medical device business has traditionally operated as a separate unit within Allergan. The sales of the AMO operations were $571 million and $543 million in 2000 and 2001, respectively.

James V. Mazzo, currently Allergan's Corporate Vice President and Allergan's President of the Europe/Africa/Middle East Region and global head of the Ophthalmic Surgical


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product line, will become President and Chief Executive Officer of AMO. During
Mr. Mazzo's 22-year tenure with Allergan, he has also had global responsibility for the Contact Lens Care business.

"AMO aspires to be a leader in vision correction by developing a suite of innovative technologies and devices that address a broad range of refractive eye disorders, while also driving strong revenue and earnings growth," said James Mazzo.

Mazzo added, "We are extremely excited by the opportunities that this transaction brings to AMO, its stockholders and its employees. Our core businesses, the ophthalmic surgical business and the contact lens care business, maintain market-leading positions, are highly respected and well established amongst our customers and, importantly, are financially strong. With a renewed focus on these businesses and a commitment to our strategic vision, we will endeavor to generate sustained, accelerated revenue and earnings growth."

William Grant, a long-time member of the Allergan Board of Directors and a highly respected executive in both the health care and investment management industries, will become AMO's Chairman of the Board. David Pyott will serve on the AMO Board of Directors for a period of one year from the spin date in order to ensure an orderly transition.

Allergan currently estimates one-time costs associated with the transaction to be in the range of $150 million to $200 million. The items associated with these costs include, but are not limited to, transaction/transition/advisory costs, severance, asset write-offs, duplicate operating expenses prior to the spin-off and other miscellaneous costs.

With the duplication of general and administrative services and other functions associated with operating two independent public companies, which the Company anticipates will result in a net headcount increase of 150, and, more significantly, taking into account the previously planned and normal increases in selling, marketing, manufacturing, and R&D personnel associated with the Company's business expansion, the Company anticipates a net increase in jobs of approximately 800 in 2002 between the two companies, of which 200 will be based in Orange County, California.

Until AMO can establish its own operations, Allergan will be providing up to 12 months of transition services after the spin-off. In the case of manufacturing of contact lens care solutions, however, Allergan will provide contract manufacturing at its Westport, Ireland and Waco, Texas facilities for up to 36 months from the spin off date.


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FINANCIAL OUTLOOK FOR 2002

In light of the transaction described in this release, the 2002 financial guidance provided herein will be primarily directed towards the Company's pharmaceutical businesses. Unless otherwise specified, financial commentary relating to the medical device business will not be addressed within this document, but will be discussed at the investor meeting / call scheduled for 11:00 a.m. Eastern time and can be accessed live through the Allergan Web site, www.allergan.com.

As it relates to the Allergan's pharmaceutical businesses, the Company estimates that FY 2002 pro forma revenues will be approximately $1.36 billion to $1.43 billion, subject to foreign currency fluctuations. In addition, the Company estimates that the ophthalmic pharmaceutical business and the dermatologic pharmaceutical business annual revenue growth to be in the 11 percent to 18 percent range, as measured in local currency. Furthermore, Allergan estimates that the Botox(R) business will produce annual, local currency revenue growth of between 25 percent and 35 percent during 2002.

For the first two quarters of 2002, in addition to reporting on a GAAP basis, the Company will provide a comparable analysis to the 2001 results on a pro forma basis. In particular, the Company will disclose pro forma 2002 results by removing the one-time and duplicate operating costs associated with the transaction and subsequently split the financial presentation along pharmaceutical and medical device business lines on a simple carve-out basis to provide for a revenue and earnings comparison between 2001 and 2002.

In the second half of 2002, assuming the spin off is effectuated, the Company will, in addition to reporting the results on a GAAP basis, supply pro forma financial results excluding one-time transaction-related costs. In order to facilitate a meaningful comparison to 2001 financial results, the Company will disclose pro forma 2001 earnings on a similar pro forma basis, including the effects of G&A and other dis-synergies, contract manufacturing, income associated with the dividend distribution, and any other inconsistencies over the time periods.

Taking each of these facts into account, the Company estimates 2002 earnings per share, for the pharmaceutical business to be $1.87 on a pro forma basis. This represents an approximate 23 percent increase over the comparable 2001 pro forma earnings per share. These comparisons do not reflect the estimated $150-200 million one time costs associated with the transaction.

Due to strategic investments primarily related to the anticipated new product launch of Lumigan(R) in Europe and the anticipated Botox(R) brow furrow launch in the United States and Europe, the Company anticipates an increasing pattern of earnings growth across the
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quarters in 2002, similar to Allergan's 2001 trend. Allergan currently believes that quarterly earnings per share, on a pro forma basis, will increase by approximately 15 percent in the first quarter, 18 percent in the second quarter and in excess of 25 percent for the second half of the year.

For the first quarter of 2002, as measured on a consolidated basis (including the medical device business), the Company estimates revenues of between $415 million and $435 million, and consolidated earnings per share to be approximately $0.44 on a pro forma basis.

Consistent with past practices, Allergan will, on an opportunistic basis, complete repurchases of its common stock under its Evergreen Stock Repurchase Program, originally established in 1993. Allergan's Evergreen Stock Repurchase Program authorizes management to repurchase the Company's common stock for the primary purpose of funding the Company's stock-based, employee benefits plans. Pursuant to the Evergreen Stock Repurchase Program, the Company may maintain up to 9.2 million repurchased Allergan shares within the Treasury account at any one time. The Company currently has a repurchase cushion under this program of approximately 6 million shares.


FORWARD LOOKING STATEMENTS

In this press release, statements that refer to Allergan's and Advanced Medical Optics ("AMO") financial projections or estimated future results, including, by way of example only, discussions of plans for executing the spin-off, the tax-free nature of the spin-off, future prospects of the companies as independent companies, estimates of debt load, dis-synergies, one-time costs, EPS growth objectives, targets for R&D investment, product pipeline (future products, regulatory filings and/or expected approvals and potential markets), strategy, revenue and market-growth rate and the like, are forward-looking statements that reflect the Company's current analysis of existing trends, information and current plans. It is important to note that financial targets are not predictions of actual performance. Because forecasts are inherently estimates that cannot be predicted with precision, the Company's performance at times differs from its targets, and the Company often does not know what the actual results will be until after a quarter's end. Therefore, the Company will not report on or comment on its progress during the quarter. Any statement made by others with respect to progress mid-quarter cannot be attributed to the Company. Allergan disclaims any intent or obligation to update these forward-looking statements.

Actual results may differ from current expectations based on a number of factors affecting the Company's businesses, including changing competitive, regulatory and market conditions; inherent uncertainty associated with financial projections, which cannot be predicted with certainty; unpredictability associated with the timing and the
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results of both the research and development and regulatory processes; domestic and foreign health care and cost containment reforms; technological advances and patents obtained by competitors; approval, introduction and consumer acceptance of new products and continuing acceptance of currently marketed products; timely and successful implementation of strategic initiatives; uncertainty associated with the identification of and successful execution of external corporate development transactions and strategic alliance partners; each company's ability to obtain and maintain a sufficient supply of its products to meet market demand in a timely manner; matters affecting the economy in general, such as changes in interest and currency exchange rates; the uncertainties associated with effecting a spin off of a separate public company; and Allergan Board's discretion to delay or cancel the spin-off prior to execution.

Additional information concerning these and other factors can be found under the heading "Certain Factors and Trends Affecting Allergan and Its Businesses" in the Company's 2000 Form 10-K and Form 10-Q for the quarter ending September 28, 2001.

ALLERGAN INC.

Allergan, Inc., headquartered in Irvine, California, is a technology-driven, global health care company providing eye care and specialty pharmaceutical products worldwide. Allergan develops and commercializes products in the eye care pharmaceutical, ophthalmic surgical device, over-the-counter contact lens care, movement disorder, and dermatological markets that deliver value to our customers, satisfy unmet medical needs and improve patients' lives.

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ALLERGAN CONTACTS:
Vince Scullin (714) 246-4636 (investors)
Suki Shattuck (714) 246-5621 (investors/media)
Christine Cassiano (714) 246-5134 (media)